As filed with the United States Securities and Exchange Commission on January 8, 1998.
                                              Registration No. 333-42013
========================================================================



                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                      Post-Effective Amendment No. 1
                                    to
                                 FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            --------------------


                    Century Telephone Enterprises, Inc.
            (Exact name of registrant as specified in its charter)

        Louisiana                                        72-0651161
     (State or other                                  (I.R.S. Employer
jurisdiction of incorporation                      Identification Number)
     or organization)
                            100 Century Park Drive
                            Monroe, Louisiana 71203
                                (318) 388-9500
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)


                             --------------------


        Copy to:                  Harvey P. Perry              Copy to:
    Kenneth J. Najder          Senior Vice President,       David P. Falck
 Jones, Walker, Waechter,  General Counsel and Secretary   Winthrop, Stimson,
   Poitevent, Carrere            Century Telephone          Putnam & Roberts
    & Denegre, L.L.P.            Enterprises, Inc.       One Battery Park Plaza
 201 St. Charles Avenue,      100 Century Park Drive   New York, New York 10004
       51st Floor             Monroe, Louisiana 71203       (504) 858-1000
 New Orleans, Louisiana            (318) 388-9500
       70170-5100
     (504) 582-8000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            --------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement

                            --------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                   ---
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. X
                                ---
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
          ---
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                              ---
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. X
                                          ---

                            --------------------


This Amendment is being filed pursuant to Rule 462(d) under the Securities Act of 1933 and shall become effective immediately upon filing.


                          EXPLANATORY NOTE:

    This Post-Effective Amendment No. 1 (this "Amendment") is being filed pursuant to Rule 462(d) under the Securities Act of 1933 (the "Act") for the sole purpose of filing an additional exhibit to Registration Statement No. 333-42013 (the "Registration Statement"), and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission (the "Commission"). After giving effect to this Amendment, the Registration Statement will consist of the Registration Statement as filed with the Commission at the time it became effective on December 29, 1997, as supplemented and modified by
(i) Registrant's Prospectus dated December 29, 1997 and the Preliminary Prospectus Supplement thereto dated December 30, 1997, each of which were filed with the Commission on December 31, 1997 pursuant to Rule 424(b)(5) under the Act and (ii) this Amendment and the exhibit identified below and filed herewith.


Exhibit No.   Exhibit
-----------   -------

     23.2     Consent of Deloitte & Touche LLP.


                             SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on January 8, 1998.


                                     CENTURY TELEPHONE ENTERPRISES, INC.



                                     By:  /s/  Harvey P. Perry
                                          --------------------
                                     Harvey P. Perry
                                     Senior Vice President, Secretary,
                                     General Counsel and Director



    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


           Signature                       Title               Date


               *                   Chairman of the Board       January 8, 1998
       ------------------               of Directors
       Clarke M. Williams

               *                      President, Chief         January 8, 1998
       -----------------           Executive Officer and
       Glen F. Post, III            Vice Chairman of the
                                     Board of Directors

               *                 Senior Vice President and     January 8, 1998
     ---------------------        Chief Financial Officer
     R. Stewart Ewing, Jr.     (Principal Financial Officer)

               *                         Controller            January 8, 1998
        ---------------        (Principal Accounting Officer)
        Murray H. Greer

               *                   Senior Vice President-      January 8, 1998
         --------------            Corporate Development
         W. Bruce Hanks          and Strategy and Director

      /s/ Harvey P. Perry          Senior Vice President,      January 8, 1998
      -------------------                Secretary,
        Harvey P. Perry        General Counsel and Director

               *                          Director             January 8, 1998
         --------------
         Jim D. Reppond

               *                          Director             January 8, 1998
     ---------------------
     William R. Boles, Jr.

               *                          Director             January 8, 1998
       ------------------
       Ernest Butler, Jr.

               *                          Director             January 8, 1998
        ---------------
        Calvin Czeschin

               *                          Director             January 8, 199
        ----------------
        James B. Gardner

               *                          Director             January 8, 1998
      -------------------
      R. L. Hargrove, Jr.

               *                          Director             January 8, 1998
         -------------
         Johnny Hebert

               *                          Director             January 8, 1998
         -------------
         F. Earl Hogan

               *                          Director             January 8, 1998
      -------------------
      C. G. Melville, Jr.

               *                          Director             January 8, 1998
        ---------------
        Virginia Boulet


*By:     /s/ Harvey P. Perry
         -------------------
         Harvey P. Perry
         Attorney-in-Fact




                                    EXHIBIT INDEX


 Exhibit No.  Exhibit
 -----------  -------
      1 Form of Underwriting Agreement to be used in connection with sales of Senior Debt Securities.**

      2.1 Stock Purchase Agreement dated June 11, 1997 by and between, among others, Century and PacifiCorp Holdings, Inc. (incorporated by reference to Exhibit 2.1 of Century's Current Report on Form 8-K dated June 11, 1997), as amended by an instrument dated as of November 5, 1997 (incorporated by reference to Exhibit 2.2 to Century's Current Report on Form 8-K dated December 11, 1997).

      3.1 Amended and Restated Articles of Incorporation of Century (incorporated by reference to Exhibit 3(i) to Century's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996).

      3.2 By-laws of Century as amended through November 21, 1996 (incorporated by reference to Exhibit 3.2 of Century's Registration Statement on Form S-4, Registration No. 333-17015).

      4.1 Rights Agreement dated as of August 27, 1996 between Century and Harris Trust and Savings Bank (successor-in-interest to Society National Bank), as Rights Agent (incorporated by reference to Exhibit 1 to Century's Current Report on Form 8-K filed August 30, 1996).

      4.2 Indenture dated as of March 31, 1994 between Century and Regions Bank (successor-in-interest to Regions Bank of Louisiana and First American Bank & Trust of Louisiana), as Trustee (incorporated by reference to Exhibit 25 to Century's Registration Statement on Form S-3, Registration No. 33-59215).

      4.3 Form of Board Resolution to be used in designating and authorizing the terms and conditions of any series of Senior Debt Securities offered hereunder.**

      4.4     Form  of  Senior  Debt  Security  (included within Exhibit
              4.3)**

      4.5     Form of Preferred Stock.***

      4.6     Form  of  Articles of Amendment to Century's  Amended  and
              Restated  Articles   of   Incorporation   to  be  used  in
              connection with issuances of Preferred Stock.***

      4.7     Form of Common Stock (incorporated by reference to Exhibit
              4.1 of Century's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

      4.8     Form  of  Warrant   Agreement   to  purchase  Senior  Debt
              Securities.***

      4.9 Form of Senior Debt Security Warrant Certificate (included in Exhibit 4.8).

      4.10    Form of Warrant Agreement to purchase Preferred Stock.***

      4.11    Form of Preferred Stock Warrant Certificate  (included  in
              Exhibit 4.10).

      4.12    Form of Warrant Agreement to purchase Common Stock.***

      4.13    Form  of  Common  Stock  Warrant  Certificate (included in
              Exhibit 4.12).

      5       Opinion of Jones, Walker, Waechter,  Poitevent,  Carrere &
              Denegre, L.L.P.**

     12 Statement regarding computation of ratio of earnings to fixed charges.**

     23.1     Consent of KPMG Peat Marwick LLP.**

     23.2     Consent of Deloitte & Touche LLP.*

     23.3 Consent of Jones Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.**

     24       Power of Attorney.**

     25       Statement of Eligibility of Trustee on Form T-1.**

     99.1 Annual Report on Form 10-K of PTI for the year ended December 31, 1996, not including the exhibits thereto.**

     99.2 Quarterly Report on Form 10-Q of PTI for the quarter ended March 31, 1997, not including the exhibits thereto.**

     99.3 Quarterly Report on Form 10-Q of PTI for the quarter ended June 30, 1997, not including the exhibits thereto.**

     99.4 Quarterly Report on Form 10-Q of PTI for the quarter ended September 30, 1997, not including the exhibits thereto.**

     99.5 Current Report on Form 8-K of PTI dated April 11, 1997, not including the exhibits thereto.**

     99.6 Current Report on Form 8-K of PTI dated September 30, 1997, not including the exhibits thereto.**

________________
*   Filed herewith.
**  Previously filed.
*** To be filed by one or more post-effective amendments to this registration statement pursuant to Rule 462(d) if the Company determines that such securities are to be sold.